Exhibit 99 to Form 8k

TASER® INTERNATIONAL, Inc. Increases Annual Revenue
Growth Guidance for 2004 to 150%

SCOTTSDALE, Ariz., June 21, 2004 — TASER® International, Inc. (NASDAQ: TASR), a market leader in advanced non-lethal weapons today announced an increase in its annual revenue growth guidance from 100% to 150% for calendar year 2004.

“After reviewing the first half of 2004 continuing levels of new business, we feel it is appropriate to increase our revenue growth forecast for the year,” stated Rick Smith CEO of TASER International, Inc. “This will be the second consecutive year of 150% growth in revenues, if we achieve our forecast and this guidance revision is particularly significant, given the fact that none of the orders that we had expected from International and Military sources during the first half of our year have yet materialized”, continued Smith “We are excited to see the US law enforcement business continue at such high levels especially in such a difficult budget environment and we expect to report our financial results for the second quarter and the first half of 2004 just before the open of the market on July 20, 2004,“concluded Mr. Smith.

About TASER International, Inc.

TASER International, Inc. provides advanced non-lethal weapons for use in the law enforcement, private security, and personal defense markets. Its flagship ADVANCED TASER® M26 product uses proprietary technology to incapacitate dangerous, combative, or high-risk subjects that may be impervious to other non-lethal means. Its latest product, the TASER X26 is 60% smaller and lighter than the ADVANCED TASER M26 and reduces injury rates to suspects and officers, thereby lowering liability risk and improving officer safety. TASER® technology is currently in testing or deployment at over 4,400 law enforcement and correctional agencies in the U.S. and Canada. Call 480-991-0797 or visit our website at www.TASER.com to learn more about the new standard in non-lethal weapons.

Note to Investors

This press release contains forward-looking information within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and is subject to the safe harbor created by those sections. The forward-looking information is based upon current information and expectations regarding TASER International. These estimates and statements speak only as of the date on which they are made, are not guarantees of future performance, and involve certain risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results could materially differ from what is expressed, implied, or forecasted in such forward-looking statements.

TASER International assumes no obligation to update the information contained in this press release. TASER International’s future results may be impacted by risks associated with rapid technological change, new product introductions, new technological developments and implementations, execution issues associated with new technology, ramping manufacturing production to meet demand, litigation resulting from alleged product related injuries, media publicity concerning allegations of deaths occurring after use of the TASER device and the negative impact this could have on sales, product quality, implementation of manufacturing automation, potential fluctuations in quarterly operating results, competition, financial and budgetary constraints of prospects and customers, international order delays, dependence upon sole and limited source suppliers, fluctuations in component pricing, government regulations, dependence upon key employees, and its ability to retain employees. TASER International’s future results may also be impacted by other risk factors listed from time to time in its SEC filings, including, but not limited to, the Company’s Form 10-QSBs and its Annual Report on Form 10-KSB.

For further information contact Phil Smith, Chairman of the Board, at Phil@TASER.com or call 480-905-2005. Visit the company’s web- site at www.TASER.com for facts and video.

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